CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Independent Certified Public Accountants" in the Statement of Additional Information of The Potomac VP Cardinal Fund and The Potomac VP Warwick Fund and the inclusion of our report dated September 10, 2002, in the Registration Statement (Form N-1A) of Potomac Insurance Trust filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 7 to the Registration Statement under the Securities Act of 1933 (File No. 333-93813) and this Amendment No. 9 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-09761).


                                                /s/ ERNST & YOUNG LLP

Milwaukee, Wisconsin
September 18, 2002